Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

This form, or one substantially equivalent to this form, must be used to exercise Rights pursuant to the Rights Offering described in the offering circular dated [______], 2022 (the “Offering Circular”) of Teton Advisors, Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the Subscription Rights Certificate(s) evidencing the Rights (the “Subscription Rights Certificate(s)”) to American Stock Transfer & Trust Company, LLC, the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m., New York, New York time, on September 21, 2022 (such time, the “Expiration Date”), as it may be extended by the Company in its sole discretion.

This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the section titled “The Rights Offering—Guaranteed Delivery Procedures” in the Offering Circular. Payment in full of the Subscription Price of $15.50 per whole share for each share of Class A Common Stock subscribed for upon exercise of such Rights must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Offering Circular at or prior to the Expiration Date, even if the Subscription Rights Certificate(s) evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

The Subscription Rights Certificate(s) evidencing such Rights must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Method of Exercising Subscription Rights” and “The Rights Offering—Payment Method” in the Offering Circular.

The address of the Subscription Agent is as follows:

If delivering by mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Phone: (877) 248-6417

Fax: (718) 921-8317

If delivering by hand, express mail, courier

or any other expedited service:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

If you have any questions concerning the rights offering, you may contact D.F. King & Co., Inc., the Information Agent, by email at tetonadvisors@dfking.com or by telephone at (888) 564-8149. Banks and brokerage firms also may contact the Information Agent at (212) 269-5550.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Subscription Rights Certificate(s) representing Rights issued by Teton Advisors, Inc. and that such Subscription Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York, New York time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Offering Circular, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Rights, pursuant to the Basic Subscription Right and the Over-Subscription Privilege as described in the Offering Circular:

No. of whole shares of Class A Common Stock subscribed for pursuant to exercise of Basic Subscription Right (9 Rights = 1 share):
Plus
No. of additional whole shares of Class A Common Stock subscribed for pursuant to exercise of Over-Subscription Privilege: *
TOTAL SHARES OF CLASS A COMMON STOCK SUBSCRIBED:
times Subscription Price ($15.50) per whole share
TOTAL PAYMENT DUE:	$

*	The Over-Subscription Privilege may only be exercised if you are a Record Date Shareholder (as defined in the Offering Circular) and have exercised your Basic Subscription Right in full, as described in the Offering Circular. Over-subscriptions may not be accepted by the Company and are subject to pro rata reductions.

The undersigned understands that payment of the Subscription Price of $15.50 per whole share for each share of Class A Common Stock subscribed pursuant to the Basic Subscription Right and the Over-Subscription Privilege, if applicable, must be received by the Subscription Agent at or before 5:00 p.m., New York, New York time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐ is being delivered to the Subscription Agent herewith; or

☐ has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

☐ certified bank check

☐ bank draft (cashier’s check)

☐ U.S. postal or express money order

☐ wire transfer of immediately available funds

If by certified bank check, bank draft, or express money order, please provide the following information:

Name of maker:

Date of check, draft or money order:

Bank on which check is drawn or issuer of money order:

Check, wire reference or identifying number:

Signature(s):

Name(s):

Address:

Telephone:

Subscription Rights Certificate No.(s):

2

GUARANTEE OF DELIVERY
(Not to Be Used for Subscription Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within two (2) business days after the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) to the Subscription Agent within the time period shown in the Offering Circular. Failure to do so could result in a financial loss to such institution.

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